                                                                  EXHIBIT 610.35

                        SALES FORCE TRANSITION AGREEMENT

         This Sales Force Transition Agreement (the "Agreement") is made and entered into as of the 6th day of July, 1998, between Vivus, Inc., a Delaware corporation ("Vivus") and ALZA Corporation, a Delaware corporation ("ALZA").

                                 R E C I T A L S

         A. Vivus has created a sales force to promote products to urology specialists in the United States.

         B. Due to business considerations, Vivus is considering a decrease in the size of its total sales organization.

         C. ALZA desires to increase the size of its sales force by adding sales representatives experienced in promoting products to the urology and primary care markets.

         D. The parties desire to effect an orderly transition of the Vivus sales force to ALZA in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the following covenants, promises and obligations, Vivus and ALZA agree as follows:

         1.       Definitions

                  1.1 "Affiliate" shall mean any corporation, firm, partnership or other entity which, at the time in question, is directly or indirectly owned or controlled by or under common control with, Vivus or ALZA, as the case may be. For the purposes of this definition "control" shall mean the ownership, directly or indirectly, of more than 50% of the voting stock or stockholders' equity of a corporation or, in the case of a non-corporate entity, the right to receive more than 50% of the profits or of the assets upon dissolution.

                  1.2 "Confidential Information" shall mean (i) in the case of Vivus, employeespecific information (such as performance and compensation information) disclosed by Vivus to ALZA concerning the Vivus Sales Employees and information included in training materials relating to the MUSE product, and
(ii) in the case of ALZA information disclosed by ALZA to Vivus concerning ALZA's products and training and promotional materials relating thereto, and ALZA employment and compensation practices. Confidential Information shall not include any information which is (i) now in the public domain or subsequently enters the public domain without fault on the part of the receiving party; (ii) known by the receiving party from its own sources, as evidenced by the receiving party's written records; or (iii) received from any third party not under any obligation to keep such information confidential.

                  1.3 "Liabilities" shall mean any and all liabilities, claims, demands, losses or judgments of any kind or nature, primary or secondary, including without limitation any liability for claims of personal injury or death, and all reasonable attorneys' fees incurred in connection with the defense of any such claims.

                  1.4 "MUSE" shall mean the MUSE(R) (alprostadil) transurethral delivery product for erectile dysfunction in the form being marketed by Vivus in the United States as of the Effective Date of this Agreement.

                  1.5      "Transition Date" shall mean July 1, 1998.

         2.       Vivus Sales Personnel

                  2.1 Reimbursement for Interim Period. During the period from the Transition Date through July 31, 1998, Vivus shall cause each of the Vivus Sales Employees who remain in Vivus' employ during such period to perform sales and promotion services on behalf of ALZA as requested by ALZA and to undergo training as requested by ALZA. Such services shall be performed in accordance with ALZA's training and instructions and in compliance with applicable laws and regulations. ALZA shall reimburse Vivus for Vivus' out-of-pocket costs incurred in paying salaries and other benefits (to the extent specifically quantified in Exhibit C) incurred for services actually performed for ALZA by Vivus Sales Employees from the Transition Date through July 31, 1998. Such reimbursement will be made within 30 days after receipt of Vivus' invoice for such amounts. To be eligible for such reimbursement to Vivus such employees must perform sales and promotion services on behalf of ALZA as requested by ALZA and undergo training as requested by ALZA. During such interim period Vivus shall not increase the salary, bonus, benefits, perquisites or other incentives to the Vivus Sales Employees (other than the adoption of severance arrangements pursuant to layoffs, for which Vivus shall bear the cost without reimbursement by ALZA) without ALZA's prior written consent. At the conclusion of such interim period Vivus shall promptly return to ALZA any and all promotional or training materials, samples and other items provided by ALZA hereunder, other than those that are in the possession of Vivus Sales Employees who become employees of ALZA hereunder.

                  2.2      Offers of Employment.

                           (a) Promptly after execution of this Agreement, Vivus
will review with ALZA the employment history of each of the employees listed on Exhibits A-1 and A-2 (the "Vivus Sales Employees"), including, without limitation, salary, benefits, bonuses, defined compensation, options, performance reviews and such other information as ALZA may reasonably request. Vivus shall have obtained the written consent of each of such employees to the provision of information to ALZA. Vivus shall also make such persons available to meet with ALZA, if ALZA so requests.

                           (b) As soon as reasonably possible, but in any event
by July 31, 1998, ALZA shall notify each of the Vivus Sales Employees of ALZA's determination of whether or not to offer employment to each such person and shall make an offer of employment to each person for whom a positive determination is made, such employment to be effective August 3, 1998. ALZA's determination as to individual employees may be made based upon factors to be determined by ALZA which may include, without limitation, the overall fit with ALZA's sales and marketing organization, experience, motivation, geographic location, compensation and performance. Offers of employment made to such persons by ALZA would be in accordance with the terms and conditions described in Exhibit B. Vivus shall not request or encourage any such persons to remain in the employ of Vivus or to accept employment with a company other than ALZA.

                  2.3 Communications; Notice. Vivus shall provide to the Vivus Sales Employees any notices required by applicable law or regulation in connection with the prospective termination of their employment with Vivus. Vivus shall provide ALZA with drafts of all proposed notices and communications to the Vivus Sales Employees, and provide ALZA a reasonable opportunity to review and comment on such materials, provided that any notice or communication that relates to ALZA or potential employment with ALZA shall be subject to ALZA's prior approval. Vivus and ALZA's human resource personnel shall meet on a weekly basis to communicate the status of employment offers and other personnel matters.

                  2.4 Other Costs and Expenses. Except for the reimbursement provided for in Section 2.1, with respect to each Vivus Sales Employee, whether or not subsequently employed by ALZA, Vivus shall bear and discharge, and indemnify and hold harmless ALZA and its Affiliates, employees, officers, directors, successors and assignees from and against all obligations and Liabilities (excluding such obligations and Liabilities resulting from the gross negligence or willful misconduct of ALZA), including but not limited to obligations and Liabilities for wages, compensation, vacation pay, benefits, termination or severance pay (including notice of termination or pay in lieu of notice, damages for wrongful dismissal or similar claims), which relate to such person's employment by Vivus (including without limitation the interim period referred to in Section 2.1) or the termination thereof; including any interest, award, judgment or penalty relating thereto and any costs and expenses (including attorneys' fees) incurred by ALZA in such matters.

                  2.5 Non-solicitation. Neither Vivus nor its Affiliates shall, without ALZA's prior written consent, prior to [ * ], directly or indirectly solicit for employment or hire any of the Vivus Sales Employees who become employed by ALZA (except for such employees whose employment is terminated by ALZA).

                  2.6 ALZA Costs. Except for the compensation provided to ALZA in Section 3.2, with respect only to each Vivus Sales Employee who becomes an employee of ALZA under Section 2.2(b), ALZA shall bear and discharge, and indemnify and hold harmless Vivus and its Affiliates, employees, officers, directors, successors and assignees from and against, all obligations and Liabilities (excluding such obligations and Liabilities resulting from the gross negligence or willful misconduct of Vivus), including but not limited to obligations and Liabilities for wages,

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

compensation, vacation pay, benefits, termination or severance pay (including notice of termination or pay in lieu of notice, damages for wrongful dismissal or similar claims), which relate to such person's employment by ALZA or any termination thereof; including any interest, award, judgment or penalty relating thereto and any costs and expenses (including attorneys' fees) incurred by Vivus in such matters.

         3.       Promotion of MUSE

                  3.1 Promotion Activity. With respect to the period from the Transition Date through December 31, 1998 (the "MUSE Promotion Period"), ALZA shall devote at least [*]% of the aggregate sales call time, measured on a calendar quarter basis, of ALZA's urology sales force to promotional presentations of the MUSE(R) product on behalf of Vivus. For such purposes the ALZA urology sales force will include approximately [*] of ALZA's current sales representatives who will be assigned to promotion of urology products and those Vivus Sales Employees listed in Exhibit A-1 who provide services to ALZA in urology on an interim basis under Section 2.1, or who are subsequently employed by ALZA pursuant to Section 2.2. ALZA shall provide a written report to Vivus within 10 days after the end of each calendar month which [ * ]. [ * ] Vivus shall provide to ALZA a report by August 10, 1998, providing all such information for calls made by Vivus sales representatives under Section 2.1. ALZA's promotion activity shall be performed in accordance with instruction and training provided by Vivus and in compliance with applicable laws and regulations. ALZA will not be required to present MUSE in "primary position" during sales calls. ALZA's obligations under this Section 3.1 will be subject to
(i) prompt provision of materials and training by Vivus in accordance with
Section 3.3; and (ii) continued supply, distribution and customer support for MUSE by Vivus in accordance with applicable laws and regulations. In addition, if there is a substantial adverse medical development relating to MUSE which ALZA, in its reasonable judgment, believes would be likely to result in material harm to the reputation of ALZA or its sales force, then ALZA may notify Vivus of such concern and the parties will agree on appropriate steps for an orderly winding down of promotional activities while complying with applicable regulatory requirements.

                  3.2 Incentives. During the MUSE Promotion Period, ALZA will provide sales incentives for its urology sales force in which [*]% of the total incentive package is based on sales of MUSE. Vivus shall reimburse ALZA for such portion of the sales incentives that are based on sales of MUSE, within 30 days after ALZA's invoice for such amounts.

                  3.3 Training, Materials. As a condition to ALZA's obligations under Section 3.1, Vivus shall provide to ALZA at Vivus' cost and expense, promptly after the Transition Date but in any event by July 15, 1998, such promotional materials and training relating to MUSE as are necessary and appropriate for ALZA to provide the promotional services contemplated in this

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 3. Vivus shall ensure that all such training and promotional materials are in compliance with applicable laws and regulations, including those promulgated by the U.S. Food and Drug Administration.

                  3.4 Indemnity. Vivus shall indemnify and hold harmless ALZA and its Affiliates, employees, officers, directors, successors and assignees from and against any and all Liabilities which such person may incur, suffer or be required to pay arising out of: (i) any claim relating to or arising out of the manufacture, use, promotion or sale of Vivus' products; (ii) Vivus' breach of any of its obligations under this Agreement; (iii) Vivus' or Vivus personnel's negligence or willful misconduct; (iv) any advertising, training or promotional material furnished by or on behalf of Vivus; or (v) Vivus' or Vivus personnel's failure to materially comply with any applicable law, rule, regulation or order of any governmental authority having jurisdiction. Notwithstanding the foregoing, Vivus shall not be required to indemnify ALZA for any losses to the extent they arise from; (i) the failure by ALZA to promote the Products in accordance with approved labeling and the terms of this Agreement,
(ii) the gross negligence or willful misconduct of ALZA, or (iii) any breach by ALZA of its material obligations under this Agreement.

         4.       Representations and Warranties

                  4.1 The Parties. Each of Vivus and ALZA represents and warrants to the other that (i) it has the authority and right to enter into this Agreement and to perform its obligations hereunder, and (ii) its execution, delivery and performance of this Agreement will not conflict with the terms of any other agreement or obligation to which it is a party or is bound; (iii) neither it, nor any of its employees who will be undertaking activities related to this Agreement, have been debarred or the subject of debarment proceedings by the U.S. Food and Drug Administration.

                  4.2 Vivus. Vivus represents and warrants to ALZA that, (i) Vivus has provided to ALZA a true and complete copy of the Innovex Agreement, and the Innovex Agreement has been terminated by mutual agreement of Vivus and Innovex; (ii) Vivus has made all payments due as of the Transition Date under the Innovex Agreement and shall make timely payments of any amounts incurred prior to the Transition Date but not yet paid; (iii) each of the Vivus Sales Employees is employed by and in good standing with Vivus, and none of such employees has made any claim or demand against Vivus for any reason; and (v) the Vivus Sales Employees are not entitled to any payments or benefits relating to their employment by Vivus or the termination thereof, except as specified in
Schedule 4.2 of this Agreement.

         5.       Confidentiality

                  5.1 Confidential Information. Except as specifically authorized by this Agreement, each party shall, for a period of five years from the date of this Agreement, keep confidential, not disclose to others and use only for the purposes provided for or permitted under this Agreement, all of the other party's Confidential Information, except as provided for or permitted by this Agreement. Notwithstanding the foregoing, such information may be (i) disclosed to governmental agencies and to others where such information may be required to be included in regulatory filings; (ii) provided to third parties under appropriate terms and conditions including confidentiality provisions substantially equivalent to those in this Agreement for consulting or marketing arrangements;
(iii) disclosed to the extent required by applicable laws or regulations or as ordered by a court or other regulatory body having competent jurisdiction. In each of the foregoing cases, the recipient will use its reasonable efforts to limit the disclosure and maintain confidentiality to the extent possible.

                  5.2      Public Disclosure.

                           (a) The parties shall draft mutually agreeable
separate press releases regarding this Agreement. Such press releases shall be made as agreed upon by the parties following execution of this Agreement.

                           (b) Except for the press releases described in
Section 5.2(a), neither party shall, without the prior written consent of the other party, disclose to third parties, nor originate any publicity, news release or public announcement, written or oral, whether to the public, the press, stockholders or otherwise, referring to the existence or terms of this Agreement, including its existence, the subject matter to which it relates, the performance under it or any of its specific terms and conditions, except such announcements or disclosures as, in the opinion of the counsel for the party making such announcement, are required by law, including United States securities laws, and each party may disclose the existence of this Agreement and the material terms and conditions hereof under circumstances that reasonably ensure the confidentiality thereof to any government or regulatory authorities, including without limitation the United States Securities and Exchange Commission to the extent required by applicable law. If a party decides to make an announcement it believes to be required by law with respect to this Agreement, it will give the other party such notice as is reasonably practicable and an opportunity to comment upon the announcement.

         6.       Term and Termination

                  6.1 Term. The term of this Agreement shall continue unless or until otherwise earlier terminated pursuant to this Section 6.

                  6.2 Termination by Either Party. ALZA may terminate its obligations under Sections 3.1 and 3.2, and Vivus may terminate its obligations under Section 3.2, upon written notice to the other party in the event of any of the following:

                           (a) a breach by the other party of any material
provision herein that is continuing 60 days after the nonbreaching party gives the breaching party notice of such breach, specifying in reasonable detail the particulars of the alleged breach, and such breach has not been cured within such 60 day period (or if such breach cannot by its nature be cured within 60 days, if reasonable progress has not been made by the breaching party during such 60 day period toward curing such breach) or

                           (b) the other party becomes insolvent, or voluntary
or involuntary proceedings are instituted by or against the other party, or a receiver or custodian is appointed for such other party's business, or a substantial portion of such other party's business is subject to attachment or similar process, or the other party is unable to satisfy its financial obligations as they become due, enters into any composition or arrangement with its creditors or enters into liquidation.

                  6.3 Effect. Any termination pursuant to Section 6.2 shall not effect any other provisions than those set forth in Section 6.2, and such other provisions shall remain in effect.

         7.       Insurance

                  7.1 Insurance Policies. Each party shall maintain in effect for at least three years from the date of this Agreement a policy of liability insurance, in an amount not less than $5,000,000, that provides coverage for such party's indemnity obligations hereunder.

         8.       Miscellaneous

                  8.1 Force Majeure. If the performance by either party of any obligation under this Agreement is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

                  8.2 Governing Law. This Agreement shall be deemed to have been made in the State of California and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

                  8.3 Headings and References. All section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Unless the context requires otherwise, all references in this Agreement to any article, section, schedule or exhibit shall be deemed and construed as references to an article or section of, or an exhibit to, this Agreement, and any such exhibits are hereby incorporated in this Agreement by such reference.

                  8.4      Dispute Resolution.

                           (a) Any dispute, controversy or claim arising out of
or relating to this Agreement, or the breach, termination, or invalidity of this Agreement, shall be submitted in the first instance to the Chief Executive Officer of Vivus and the Chief Executive Officer of ALZA.

                           (b) If the matter or dispute cannot be resolved by
the individuals designated in Section 8.4 (a) within 30 days after such submission, either party shall be entitled to submit the dispute to the next step in the dispute resolution process set forth in subsection (c).

                           (c) If any dispute is not resolved in accordance with
subsection (a) and (b), then either party may submit such matter for binding resolution by arbitration conducted in Santa Clara County, California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 8.8 of this Agreement shall be valid and sufficient.

                           (d) In any arbitration pursuant to this Section 8.4,
the award shall be rendered by a majority of the members of a board of arbitration consisting of three members who shall be appointed by the parties jointly, or if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by ALZA and one arbitrator shall be appointed by Vivus within 60 days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of such two arbitrators. In the event of failure of the two arbitrators to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that any party shall fail to appoint an arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For purposes of this Section 8.4, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

                  8.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect; provided, however, that if a provision is stricken so as to significantly alter the economic arrangements of this Agreement, the party adversely affected may terminate this Agreement upon 60 days' prior written notice to the other party. If any of the terms or provisions of this Agreement is in conflict with any applicable statute or rule of law in any jurisdiction, then such term or provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the parties will renegotiate the affected terms and conditions of this Agreement to resolve any inequities.

                  8.6 Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings, whether oral or written, relating to the subject matter of this Agreement. In the event of any inconsistency between this Agreement and any exhibit, standard operating procedure or other ancillary agreement or document contemplated by this Agreement, the terms of this Agreement shall govern.

                  8.7 Amendment. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties that specifically refers to this Agreement.

                  8.8 Notices. Any notice required or permitted under this Agreement shall be sent by certified mail or courier service, charges prepaid, or by facsimile transmission, to the address or facsimile number specified below:

                  If to Vivus:      Vivus, Inc.
                                    605 East Fairchild
                                    Mountain View, CA 94043
                                    Fax Number: (650) 934-5357
                                    Attention: Chief Financial Officer

                  If to ALZA:       ALZA Corporation
                                    950 Page Mill Road
                                    PO Box 10950
                                    Palo Alto, CA 94303-0802
                                    Fax Number: (650) 496-8048
                                    Attention: Senior Vice President and
                                    General Counsel

Notices will be deemed delivered five days after mailing, if sent by certified mail, or upon delivery, if sent by facsimile or courier.

                  8.9 Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Neither party may assign any of its rights, or delegate any of its obligations, under this Agreement without the written consent of the other party, except that either party may assign this Agreement to any Affiliate or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates. Such consent will not be unreasonably withheld if the proposed assignee has capabilities at least comparable to those of the assigning party to carry out its obligations hereunder.

                  8.10 No Agency. It is understood and agreed that each party shall have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either party to act as agent for the other. Neither party shall incur any liability for any act or failure to act by employees of the other party.

                  8.11 No Third Party Beneficiaries. Except as expressly set forth in the indemnification provisions of this Agreement, nothing contained in this Agreement shall be deemed to create any third party beneficiaries or confer any benefit or rights on or to any person not a party to this Agreement, and no person not a party to this Agreement shall be entitled to enforce any provisions hereof or exercise any rights hereunder.

                  8.12 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either party.

                  8.13 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original as against any party whose signature appears thereon but both of which together shall constitute one and the same instrument. A facsimile transmission of the signed Agreement shall be legal and binding on both parties.

         IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this as of the date first written above.

VIVUS, INC.                                 ALZA CORPORATION

By: /s/ David C. Yntema                     By: /s/ Peter D. Staple
     ------------------------------            -------------------------------
                  (signature)                                 (signature)

Name: David C. Yntema                       Name: Peter D. Staple
     ------------------------------            -------------------------------
                  (print)                                     (print)

Title:                                      Title: Senior Vice President
     ------------------------------            -------------------------------

                             C O N F I D E N T I A L

                             EXHIBITS AND SCHEDULES


                Exhibit A         Vivus Sales Employees

                        A-1       (Sales Representatives)

                        A-2       (Other Sales Personnel)

                        B         Terms of Employment

                        C         Existing Salaries and Benefits

                Schedule 4.2      Exceptions to Representations and Warranties

                                    EXHIBIT A

                              VIVUS SALES EMPLOYEES

                                   EXHIBIT A-1


[  *  ]

























[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT A-2



[  *  ]




























[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

Proposal for Vivus Sales Force

         ALZA will review all relevant employee information which may include employee files, performance reviews and discussions with management. By July 31, 1998, ALZA will offer regular ALZA employment at will (the same as other regular ALZA employees) to such Vivus employees as ALZA believes would fit with ALZA's sales force in terms of experience, performance, motivation, geographic location and other considerations.

         [  *  ]

         In very rare cases, it is possible that some employees would need to relocate as a condition of the offer or to accept different positions.

         [  *  ]

         If ALZA's offer of employment is accepted, the start date will be Monday, August 3, 1998.

         ALZA will endeavor to act as quickly as possible, but no later than July 31, 1998 to determine which Vivus employees will be offered ALZA employment.




















[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                         EXISTING SALARIES AND BENEFITS



         Attachment C-1 to this Exhibit C contains the salaries of Vivus Sales Employees. In addition to these salaries Vivus compensates the Vivus Sales Employees with the following non-salary benefits:

         -        [  *  ]

         In no event shall the total expense for the above listed non-salary benefits exceed [*]% of the total salaries paid to the Vivus Sales Employees.

         Vivus Sales Employees also receive payments for the following sales related expenses:

         -        [  *  ]
         Vivus will provide ALZA with backup documentation of actual costs during July 1998, and (at ALZA's request) of historical costs for comparison and planning purposes.


















[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 ATTACHMENT C-1



[ * ]























[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       C-2